                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made as of October 1, 1999 by NET VALUE HOLDINGS, INC., a Delaware corporation (the "Company"), and PAUL H. STEPHEN (the "Advisor").

                                   BACKGROUND

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is advisable and in the best interest of the Company to enter into a consulting agreement with the Advisor pursuant to which he will serve on the Company's Board of Advisors, assist the Company in locating strategic investors, assist the Company in locating potential partner companies and perform such other services as the Board, the Chief Executive Officer or the President of the Company may direct;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has sold shares of the Company's common stock, $.001 par value per share ("Common Stock"), to the RS Orphan Fund, L.P. and the RS Orphan Offshore Fund, L.P. (collectively the "Purchasers") pursuant to a Common Stock Purchase Agreement dated the date hereof between the Company and the Purchasers, the Advisor is the managing director of the Purchasers and the execution and delivery of this Agreement is a condition precedent to the obligations of the parties to such Common Stock Purchase Agreement;

         WHEREAS, the Advisor desires to provide such services to the Company;

         NOW THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and the Advisor agree as follows:

         1.       ENGAGEMENT AND DUTIES.

                  (a) The Company hereby appoints the Advisor as an advisor to the Company and as a member of the Company's Board of Advisors, whereby the Advisor shall, from time to time, to the extent reasonably requested by the Company, provide those management and financial advisory services to the Company which are set forth in Section 1(b) hereof. The Advisor hereby accepts such appointment and agrees to provide each of the services required to be provided by him under this Agreement and to make himself available from time-to-time, on a part-time basis, to consult with the management and Board of Directors to the Company in connection with such services.

                  (b) Upon the reasonable request of the Board, the Chief Executive Officer or the President of the Company, the Advisor hereby agrees to provide the following services to the Company:

                      (i) review periodically the business, operations, financial condition and prospects of the Company, its subsidiaries and any entities in which the Company has made investments (each a "Portfolio Company");

                           (ii)  assist the Company in the planning, structuring
and negotiation of each potential acquisition by the Company of, or any investment by the Company in, another business operating within the Company's industry or any related industry including, without limitation, any Portfolio Company;

                           (iii) assist the Company in seeking out and
negotiating with potential financing sources in connection with the financing of any transaction referred to in clause (ii) above; and

                           (iv)  provide to the Company such other management
and financial advisory services as may be reasonably requested by the Board, the Chief Executive Officer or the President of the Company.

         2. NATURE OF RELATIONSHIP. Notwithstanding the services provided by the Advisor, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly authorized by the Company's Board of Directors, shall not be authorized to manage the affairs of, act in the name of, or bind the Company. The Company shall not be obligated to follow or accept any advice or recommendation made by the Advisor, and the management, policies and operations of the Company shall be the sole responsibility of the Board of Directors and the management of the Company. The obligations of the Advisor to the Company are not exclusive, and the Advisor may, in his sole discretion, render the same or similar services to any other person or entity. Nothing set forth in this Agreement shall be deemed to prohibit the Advisor from serving any other person or entity in any capacity the Advisor may deem appropriate or from conducting his business and affairs in any manner he may elect, whether or not such activities might involve an actual or potential conflict of interest vis-a-vis the Company or any of its subsidiaries.

         3. TERM. Subject to the termination provisions of Section 6 hereof, the initial term of this Agreement shall commence on the date hereof and continue for a period of three (3) years following the date hereof.

         4. COMPENSATION AND EXPENSES.

            (a) No additional compensation shall be paid to the Advisor by the Company in consideration of his services hereunder. The Company shall pay or reimburse the Advisor for all Expenses (as defined below) in accordance with
Section 4(b) below.

            (b) The term "Expenses" shall mean all fees, costs and expenses reasonably incurred by the Advisor in connection with his provision of services hereunder, including, without limitation: (i) all travel and other out-of-pocket costs and expenses incurred by the Advisor in connection herewith, and (ii) all losses that are the subject of indemnification pursuant to this Agreement. The Company shall reimburse the Advisor promptly for all Expenses upon the Advisor's presentation of invoices or other documents reasonably evidencing such Expenses.

         5. INDEMNIFICATION, ETC. The Company shall, to the full extent permitted by Section 146 of the Delaware General Corporation Law, as amended, and in accordance with Article VII of the By-laws of the Company indemnify the Advisor to the same extent as if he were an officer of the Company. The Company agrees that it shall not amend its By-laws in any manner that will materially adversely affect the Advisor's rights to indemnification thereunder. This is not intended to alter the nature of the Advisor's relationship to the Company described in Section 2 hereof.

         6. TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated by either the Advisor or the Company upon at least one (1) month prior written notice to the other party.

         7. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by telefax, telegram or by registered or certified mail, postage prepaid, return receipt requested as follows:

If to Company:                      Net Value Holdings, Inc.
                                    Two Penn Center, Suite 605
                                    Philadelphia, PA  19102
                                    Facsimile No.:  (215) 564-3133

With a copy to:                     Klehr, Harrison, Harvey, Branzburg & Ellers
                                    260 South Broad Street
                                    Philadelphia, PA  19102
                                    Attention:   Michael C. Forman
                                    Facsimile No.:  (215) 568-6603

If to Advisor:                      Paul H. Stephen
                                    RS Investment Management
                                    388 Market Street, Suite 200
                                    San Francisco, CA 94111
                                    Facsimile No.: (415) 591-2852

or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Any notice, request, demand, waiver, consent, approval or other communication given (a) personally shall be effective when delivered, (b) by mail or telegram shall be effective when receive and (c) by telecopy shall be effective when the appropriate telecopy answer back or confirmation is received.

         8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         9. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         10. SUCCESSORS AND ASSIGNS. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

         11. CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         12. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         13. WAIVERS. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures, each of which shall be deemed an original copy of this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                                  COMPANY:

                                                  NET VALUE HOLDINGS, INC.



                                                  By: /s/ Andrew P. Panzo
                                                      --------------------------
                                                         Andrew P. Panzo
                                                         Chief Executive Officer
                                                           and President


                                                  ADVISOR:


                                                  /s/ Paul S. Stephens
                                                  ------------------------------
                                                  Paul H. Stephens, individually